EXHIBIT 99.2

WESTERN MIDSTREAM ANNOUNCES
2024 GUIDANCE AND NON-CORE ASSET SALES FOR AGGREGATE PROCEEDS OF $790 MILLION
EXPECTS TO RECOMMEND A 52-PERCENT BASE DISTRIBUTION INCREASE
•Subsequent to quarter-end, entered into a series of agreements to sell WES’s equity interests in multiple non-core assets for aggregate proceeds of $790 million and for an aggregate multiple of approximately 9.6 times 2023 Adjusted EBITDA.
•Provided 2024 guidance ranges of $2.200 billion to $2.400 billion for Adjusted EBITDA(1), $700.0 million to $850.0 million for total capital expenditures(2), and $1.050 billion to $1.250 billion for Free cash flow(1), all of which include the impact of the non-core asset divestitures.
•As a result of WES’s meaningful net leverage reduction, reduced unit count, and significant, sustainable Free cash flow generation, management plans to recommend a quarterly Base Distribution increase of $0.30 per unit, or $1.20 per unit annualized, starting in the first quarter of 2024(3).
•Providing 2024 Base Distribution guidance of at least $3.20 per unit(3). This includes an increase to $0.875 per unit starting with our first quarter Base Distribution, which represents an annual rate of $3.50 per unit, a 52-percent increase over the prior annual rate of $2.30 per unit.
HOUSTON—(PR NEWSWIRE)—February 21, 2024 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced the execution of multiple agreements to divest of WES’s remaining interest in the Marcellus Interest gathering system, Saddlehorn Pipeline Company LLC, Whitethorn Pipeline Company LLC, Panola Pipeline Company LLC, and Enterprise EF78 LLC, for aggregate proceeds of $790 million. Additionally, the sale of the interests in Enterprise EF78 LLC and Whitethorn Pipeline Company LLC, which closed on February 16, 2024, resolved the outstanding legal proceedings associated with those assets. The sale of the Marcellus Interest gathering system, Panola Pipeline Company LLC, and Saddlehorn Pipeline Company LLC are expected to close in the first or second quarters of 2024, subject to customary closing conditions.
“For the past few years, we have successfully executed our strategy of divesting non-core, non-operated assets and redeploying that capital into our operated asset base with the goal of driving operational efficiencies alongside additional growth, thus creating incremental value for our unitholders. Additionally, our ability to execute accretive, M&A transactions such as the Meritage Midstream acquisition, has allowed us to cost-efficiently grow and further diversify our asset footprint,” said Michael Ure, President and Chief Executive Officer.
“Through these divestitures, WES is expected to generate approximately $790 million in proceeds, which in the aggregate represents an attractive, accretive multiple of 9.6 times 2023 Adjusted EBITDA. By recycling these proceeds back into our core business, we can further grow our operated asset base and drive material Free cash flow generation, while at the same time meaningfully reduce net leverage towards our long-term goal of 3.0 times.”
“Since becoming a standalone partnership in 2020, we have worked diligently to pursue cost and capital efficiencies, bring additional volumes onto our systems, and maximize the overall value of our asset base. We have implemented new technologies and processes to increase operational efficiencies, enhance employee development and safety, and minimize our environmental footprint, all while maintaining a conscious eye on reducing costs. Furthermore, we have been incredibly focused on returning more capital to our stakeholders through our diversified, transparent capital-return framework,” Mr. Ure continued.
“The shift to Free cash flow generation has paved the way to strong results, including repurchasing 15-percent of our unaffected unit count, and following the closing of these non-core asset divestitures, we would expect our net debt to EBITDA to decrease by more than 1.5 times by year-end 2024 relative to 2019. These actions have put our partnership in a position of strength, resulting in our ability to accelerate the return of capital to our unitholders and target an increase in our Base Distribution by 52-percent relative to our prior quarter’s distribution. As we have in the past, we will continue to evaluate the Base Distribution on a quarterly basis with the intention of approving a level of distribution that is sustainable and aligned with the outlook of our business. Even with an increase of this magnitude, we believe we will still have room to target additional Base Distribution increases in future years as the business performs and Free cash flow generation continues to grow,” concluded Mr. Ure.

2024 GUIDANCE
Based on the most current production forecast information from our producer customers, and including the impact of our non-core asset divestitures, WES is providing 2024 guidance as follows:
•Adjusted EBITDA(1) between $2.200 billion and $2.400 billion
•Total capital expenditures(2) between $700.0 million and $850.0 million
•Free cash flow(1) between $1.050 billion and $1.250 billion
•Full-year 2024 Base Distribution of at least $3.20 per unit(3), which excludes the impact of any Enhanced Distribution
“The financial outlook for WES remains strong as we transition into 2024, which we expect will be driven by another year of throughput growth that generates material increases in both Adjusted EBITDA and Free cash flow,” commented Kristen Shults, Senior Vice President and Chief Financial Officer. “Based on these growth expectations, we anticipate Adjusted EBITDA to range between $2.200 billion to $2.400 billion for full-year 2024, growing approximately 11-percent year-over-year at the midpoint.”
“Similar to years past, the Delaware Basin will continue to be the partnership’s growth engine as our diversified customer base continues to allocate substantial capital to the region, and we expect last year’s increased producer activity levels to result in annual throughput growth in the DJ Basin for the first time since 2021. Additionally, we expect the integration of the Meritage asset base to drive additional throughput growth and contribute to our overall profitability, and we will continue capturing operational synergies and implementing efficiencies over our expanded Powder River Basin footprint.”
“As the construction of Mentone III and North Loving continues in 2024, and we prepare for continued throughput growth, we expect total capital expenditures to range between $700.0 million to $850.0 million. Approximately 81-percent of our capital expenditures will be spent in the Delaware Basin, focused on the construction of the North Loving plant, which will enable us to accommodate future growth and process additional volumes in 2025 and beyond.”
“Finally, taking into consideration our expectations of year-over-year Adjusted EBITDA growth and our projected capital expenditure needs, we estimate our Free cash flow will increase by approximately 19-percent at the midpoint, which positions WES to continue returning capital to stakeholders. As demonstrated with our plan to recommend an increase to the Base Distribution of 52-

percent for the first quarter, we remain committed to returning more of WES’s Free cash flow to investors over time as the business continues to grow,” Ms. Shults continued.
“Management’s confidence in the sustainability of Free cash flow led to our decision to recommend an increase to the Base Distribution, rather than pay a material Enhanced Distribution in future years. While the Enhanced Distribution is a critical component of our capital allocation framework, we believe aligning the Base Distribution with our baseline cash generation expectations for the business generates maximum unitholder value and allows the Enhanced Distribution to provide for incremental returns of capital when the business outperforms,” concluded Ms. Shults.
CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
As previously announced, WES will host a conference call on Thursday, February 22, 2024, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss its fourth-quarter and full-year 2023 results, and 2024 guidance. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A small number of phone lines are available for analysts; individuals should dial 888-390-0546 (Domestic) or 617-892-4906 (International) ten to fifteen minutes before the scheduled conference call time. A replay of the live audio webcast can be accessed on the Partnership’s website at www.westernmidstream.com for one year after the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; the successful closing of the divestitures noted above; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss), and a reconciliation of the Free cash flow range to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding GAAP equivalent for the Adjusted EBITDA or Free cash flow ranges.
(2)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(3)Full-year 2024 Base Distribution (paid in 2024) of at least $3.20 per unit, which includes the February 2024 distribution of $0.575 per unit. Board action on any distribution increase will be requested in April 2024, and is subject to the Board’s assessment of the needs of the business at that time.

# # #
Source: Western Midstream Partners LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523
4